UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Precipio, Inc.
(Name of Registrant as Specified In Its Charter)

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 See the reverse side of this notice to obtain proxy materials and voting instructions.  *** Exercise Your Right to Vote ***  You are receiving this communication because you hold shares in the above named company.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.      0000466805_1 R1.0.1.18  PRECIPIO, INC.  PRECIPIO, INC. FIVE SCIENCE PARKNEW HAVEN, CONNECTICUT 0651  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 25, 2020  Meeting InformationMeeting Type: Annual MeetingFor holders as of: April 28, 2020Date: June 25, 2020 Time: 9:00 AM ESTLocation: Meeting live via the Internet - please visitwww.virtualshareholdermeeting.com/PRPO2020

           Please Choose One of the Following Voting Methods  Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  available and follow the instructions.  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.  How To Vote    Before You Vote            How to Access the Proxy MaterialsProxy Materials Available to VIEW or RECEIVE:  (located on the    following page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-16393) BY E-MAIL*: sendmaterial@proxyvote.com  * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked  by the arrow  (located on the following page) in the subject line.  Have the information that is printed in the box marked by the arrow         0000466805_2 R1.0.1.18  1. Annual Report 2. Proxy StatementHow to View Online:  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 11, 2020 to facilitate timely delivery.

 Voting items  0000466805_3 R1.0.1.18  The Board of Directors recommends you vote FOR the following:  1. To elect the following three nominees to the Board of Directors as Class II directors, terms to expire in 2023.Nominees01) Douglas Fisher, M.D. 02) Jeffrey Cossman, M.D.  03) Richard Sandberg  The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.  2 To approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance and sale of more than 20% of the Company's common stock pursuant to the Company's purchase agreement with Lincoln Park Capital Fund, LLC (LPC) pursuant to which LPC has agreed to purchase from us, from time to time, up to $10,000,000 of our common stock.  To approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance of more than 20% of the Company's common stock which may be issued by the Company to certain investors in connection with an amendment agreement (the March 2020 Amendment) amending the terms of that certain 8% Senior Secured Convertible Promissory Notes issued to the investors on April 16, 2019 and May 14, 2019.To approve an amendment and restatement of the Company's 2017 Stock Option and Incentive Plan (the 2017 Plan) to (i) increase the aggregate number of shares authorized for issuance under the 2017 Plan by 250,000 shares from 913,586 shares to 1,163,586 shares; (ii) increase the maximum number of shares that may be granted in the form of stock options or stock appreciation rights to any one individual in any one calendar year and the maximum number of shares underlying any award intended to qualify as performance-based compensation to any one individual in any performance cycle, in each case to 250,000 shares of common stock; (iii) amend the evergreen provision, pursuant to which the aggregate number of shares authorized for issuance under the 2017 Plan will be automatically increased each year beginning on January 1, 2021 by 8% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares determined by our Board of Directors or Compensation Committee (the 2017 Plan Amendment Proposal);  5 To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2020.  NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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